                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (IN THOUSANDS EXCEPT RATIOS)

                                                             YEAR ENDED
                                ---------------------------------------------------------------------
                                                                                           PRO FORMA
                                MARCH 28,   MARCH 27,   APRIL 2,   MARCH 31,   MARCH 30,   MARCH 30,
                                  1993        1994        1995       1996        1997         1997
                                ---------   ---------   --------   ---------   ---------   ----------
EARNINGS:
  Income before taxes.........   $ 5,331     $ 7,952    $10,402     $10,916     $(7,389)    $(17,754)
  Fixed charges...............     7,284       6,551      7,165       8,180       8,429       18,794
  Less: capitalized
    interest..................        --          --       (427)     (1,904)     (2,970)      (2,970)
  Plus: amortization of
    previously capitalized
    interest..................        --          --         82         149         956          956
                                 -------     -------    -------     -------     -------     --------
                                 $12,615     $14,503    $17,222     $17,341     $  (974)    $   (974)
                                 =======     =======    =======     =======     =======     ========
FIXED CHARGES:
  Interest expense............   $ 7,284     $ 6,551    $ 6,738     $ 6,276     $ 5,459     $ 15,824
  Capitalized interest........        --          --        427       1,904       2,970        2,970
                                 -------     -------    -------     -------     -------     --------
                                 $ 7,284     $ 6,551    $ 7,165     $ 8,180     $ 8,429     $ 18,794
                                 =======     =======    =======     =======     =======     ========
Ratio of earnings to fixed
  charges.....................    1.7         2.2         2.4        2.1         nmf          nmf
                                 =======     =======    =======     =======     =======     ========

                                            NINE MONTHS ENDED
                                ------------------------------------------
                                                               PRO FORMA
                                DECEMBER 29,   DECEMBER 28,   DECEMBER 28,
                                    1996           1997           1997
                                ------------   ------------   ------------
EARNINGS:
  Income before taxes.........    $(5,979)       $11,758        $ 5,895
  Fixed charges...............      6,171          8,883         14,746
  Less: capitalized
    interest..................     (2,255)        (2,371)        (2,371)
  Plus: amortization of
    previously capitalized
    interest..................        422          1,781          1,781
                                  -------        -------        -------
                                  $(1,641)       $20,051        $20,051
                                  =======        =======        =======
FIXED CHARGES:
  Interest expense............    $ 3,916        $ 6,512        $12,375
  Capitalized interest........      2,255          2,371          2,371
                                  -------        -------        -------
                                  $ 6,171        $ 8,883        $14,746
                                  =======        =======        =======
Ratio of earnings to fixed
  charges.....................     nmf            2.3            1.4
                                  =======        =======        =======

---------------

nmf -- Not meaningful. For fiscal 1997, pro forma fiscal 1997 and for the nine-month period ended December 29, 1996, the Company's fixed charges exceeded earnings by $9.4 million, $19.8 million and $7.8 million, respectively.